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                                                                      EXHIBIT 99

PRESS RELEASE

LAKE OSWEGO, Ore.--(BUSINESS WIRE)--Dec. 29, 1999-- West Coast Bancorp (Nasdaq:WCBO - news), the Northwest's largest bank holding company with $1.3 billion in assets, today announced that Robert D. Sznewajs has been named president and chief executive officer of West Coast Bancorp and West Coast Bank.

Mr. Sznewajs, 53, will also be appointed to the board of directors of West Coast Bancorp and West Coast Bank and will join West Coast as of January 1, 2000, after serving as vice chairman of U.S. Bancorp (USB) in Minneapolis, Minnesota.

West Coast Bancorp board chairman Gary D. Putnam noted that Robert Sznewajs was hired following an extensive national search. Mr. Putnam said, "The board feels that this announcement represents a significant move in the company's strategic development. Our ability to attract a candidate with Mr. Sznewajs' experience says a great deal about our company's potential and its future. Mr. Sznewajs joins West Coast with a proven record of improving bottom line results and increasing shareholder value."

As Vice Chairman at U.S. Bancorp, Minnesota, Mr. Sznewajs was responsible for approximately 1,000 branches throughout a seventeen-state territory, including the sale of retail investment products.

Mr. Sznewajs previously served as president and chief executive officer, out-state region, of Michigan National Corporation, a company with similar characteristics to West Coast, with a $2.5 billion consumer and commercial deposit base. Mr. Sznewajs also brings a strong retail banking background to West Coast with his experience as executive vice president and manager of Retail Banking at Valley National Bancorp, now Banc One Arizona.

"I am very excited
about relocating to the Northwest, one of the fastest growing areas of the country," said Mr. Sznewajs. "West Coast Bank is well-known in the market place for its commitment to serving its small business and consumer customers. I believe that the combination of the bank's positioning along the I-5 corridor and its service commitment provides a great opportunity for growth and expansion in the coming year," commented Mr. Sznewajs.

As vice chairman of U.S. Bancorp, Portland, Oregon, before its acquisition by First Bank Systems in 1997, Mr. Sznewajs was responsible for corporate marketing, operations, data processing, consumer lending, mergers and acquisitions, and electronic banking. He has also served as chairman of BankAmericard.

Mr. Sznewajs' professional affiliations include Portland State University, board of regents, and Portland Art Museum.

Mr. Sznewajs earned a Masters of Business Administration in Finance and a Bachelor of Science in Accounting from the University of Detroit and is a Certified Public Accountant.

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West Coast Bank has offices in 42 locations in Clackamas, Dallas, Depoe Bay,
Forest Grove, Hillsboro, Keizer, King City, Lake Oswego, Lincoln City, McMinnville, Molalla, Monmouth, Newberg, Newport, North Plains, Portland, Salem, Silverton, Stayton, Sublimity, Tigard, Toledo, Waldport, Wilsonville and Woodburn, Oregon; and in Centralia, Chehalis, Fife, Hoodsport, Lacey, Olympia, Shelton and Vancouver, Washington. The company's corporate headquarters are located in Lake Oswego, Oregon.

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), and this statement is included for the express purpose of protecting West Coast Bancorp under this Act's safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, such as the following: general economic conditions; business conditions in the banking industry; the regulatory environment; new legislation; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition among financial institutions; fluctuating interest rate environments; and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements. West Coast Bancorp undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release.

West Coast Bancorp is the Northwest's largest community bank holding company and the parent company of West Coast Bank and West Coast Trust, which operates in both Oregon and Washington.

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Contact:


     West Coast Bancorp
     Ronald T. DeLude, 360/906-4259
     Donald A. Kalkofen, 503/598-3244
     Robert D. Sznewajs, 503/598-3243
     NewsOnDemand+  888/329-6157


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